                                                                    Exhibit 10.6


                             PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT, dated May 13th, 2004 is made by and between Vestin Fund I, LLC, Vestin Fund II, LLC and Vestin Fund III, LLC (collectively, "Lead Lender"), and Royal Bank of America ("Participant").

                                   Background

     Vestin Mortgage, Inc., a Nevada corporation (the "Initial Lender") made a loan to Lexi Development, LLC, a Colorado limited liability company and Lexi Golf, LLC, a Colorado limited liability company (collectively, the "Borrower"), in the principal amount of $16,300,000 (the "Loan") evidenced and secured by those certain Loan Documents (as hereinafter defined).


     Initial Lender assigned its interest in the Loan Documents to Lead Lender pursuant to that certain Assignment of Deed of Trust from Lexi Golf, LLC to Vestin Fund I, LLC, a Nevada limited liability company, as to an undivided 3,000,000/16,300,000th interest, Vestin Fund III, LLC, a Nevada limited liability company as to an undivided 2,197,906.02/16,300,000th interest and Vestin Fund II, LLC, a Nevada limited liability company as to an undivided 11,102,093.98/16,300,000th interest, dated March 31, 2004 and acknowledged
May 5, 2004, to be recorded on even date herewith between Initial Lender and Lead Lender (the "Golf Assignment") and that certain Assignment of Deed of Trust from Lexi Development LLC to Vestin Fund I, LLC, a Nevada limited liability company as to an undivided 3,000,000/16,300,000th interest and Vestin Fund III, LLC, a Nevada limited liability company as to an undivided 2,197,906.02/ 16,300,000th interest and Vest Fund II, LLC, a Nevada limited liability company as to an undivided 11,102,093.98/16,300,000th interest, dated March 31, 2004 and acknowledged May 5, 2004 to be recorded on even date herewith between Initial Lender and Lead Lender (the ("Development Assignment").

     Participant desires to purchase and accept from Lead Lender, and Lead Lender desires to sell and grant to Participant, a participation interest in the Note and the other Loan Documents (as hereinafter defined), and in certain additional rights conferred upon Lead Lender as security for Borrower's obligations under the Loan Documents, and upon the terms and conditions set forth herein.

                                   Agreement

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     For purposes hereof, each of the following terms shall have the meaning specified with respect thereto:

     "Additional Loan Documents" shall have the meaning set forth in Section 2.1(d).

          "Agreement" or "Participation Agreement" shall mean this Participation Agreement between Lead Lender and Participant, together with all exhibits attached hereto.

          "Borrower" shall mean Lexi Development, LLC, a Colorado limited liability company ("Lexi Development") and Lexi Golf, LLC, a Colorado limited liability company ("Lexi Golf'), collectively.

          "Business Day" shall mean any day on which banks are not required or authorized to close in the State of Colorado.

          "Collections" shall mean any payments received by Lead Lender in connection with the Loan including, without limitation: (i) principal on account of the Loan; (ii) interest on account of the loan; (iii) proceeds of or revenues under insurance policies; (iv) amounts payable by reason of total or partial condemnation or taking by public agency or governmental authority; (v) amounts paid by Borrower to reimburse a Lender for expenses incurred; and (vi) the Lead Lender Fees.

          "Guarantor" shall mean Greg C. Mosher.

          "Improvements" shall mean the Golf Course Property and Personal Property as described in that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (Acquisition Loan) [Lexi Golf, LLC] (the "Golf Properties") and the Development Properties and Personal Property as described in that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (Acquisition Loan) [Lexi Development, LLC] (the "Development Properties").

          "Initial Lender" shall mean Vestin Mortgage, Inc., a Nevada corporation.

          "Lead Lender" shall mean Vestin Fund I, LLC, Vestin Fund II, LLC and Vestin Fund, III, LLC collectively.

          "Lead Lender Fees" means any origination fees, extensions fees, late charges, penalties, liquidated damages, and other payments made by Borrower pursuant to the Loan Documents.

          "Lender" shall mean either Lead Lender or Participant; and "Lenders" shall mean the Lead Lender and the Participant, collectively.

          "Loan" shall mean the $16,300,000.00 loan from Initial Lender to Borrower and assigned from Initial Lender to Lead Lender, made pursuant to the terms of the Loan Documents.

          "Loan Documents" shall mean the documents relating to and evidencing or securing the Loan, consisting of, inter alia, (i) a Loan Agreement dated March 31, 2004 by and among Borrower and Initial Lender; (ii) a Promissory Note Secured by Deed of Trust dated Much 31, 2004 in the stated principal amount of the Loan executed by Borrower and made payable to the order of Initial Lender ("Note"); (iii) a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (Acquisition Loan) dated March 31, 2004 executed by Lexi Golf in favor of Initial Lender and covering the Golf Properties as security for the payment of the Note (the "Golf Mortgage"); (iv) a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (Acquisition Loan) dated March 31, 2004 executed by Lexi Development in favor of Initial Lender and covering the Development Properties as security for the payment of the Note (the "Development Mortgage" and together with the Golf Mortgage, the "Mortgage"); (v) a Collateral Assignment of Golf Course Lease dated March 31, 2004 by Lexi Golf to Initial Lender; (vi) a Collateral Assignment of Declarant's Rights dated March 31, 2004 by Lexi Development to Initial Lender; (vii) a Collateral Assignment of Fidelity Purchase and Sale Agreement dated March 31, 2004 by Borrower and The Renaissance Group LLC, a Colorado limited liability company d/b/a Castle Hawk Development and Designs ("Borrower Parent") to Initial Lender; (viii) a Collateral Assignment of Contracts, Licenses, Permits and Approvals dated March 31, 2004 by Borrower to Initial Lender; (ix) a Collateral Assignment of Heritage Purchase-and-Sale Agreement dated March 31, 2004 by Borrower Parent and Lexi Golf to Initial Lender; (x) a Collateral Assignment of Country Club Rights dated March 31, 2004 by Lexi Golf to Initial Lender; (xi) a Collateral Assignment of Water and Sewer Taps dated March 31, 2004 by Lexi Development to Initial Lender; (xii) UCC-1 Financing Statements in favor of Initial Lender; (xiii) a Payment Guaranty dated March 31, 2004 by Guarantor in favor of Initial Lender, (xiv) the Golf Assignment; (xv) the Development Assignment; and (xvi) a Promissory Note
Secured by Deed of Trust Endorsement dated March 31, 2004 from Initial Lender to Lead Lender.

     "Non-Performing" as to the Loan, shall mean a condition in which either (a) the Loan has been accelerated (whether by election of the Lead Lender, automatically or otherwise) or has matured, or (b) the Participant has not received its full pro rata share of the amounts due in connection with any two (2) payments then owing by Borrower under the Loan or any Loan Document.

     "Participant" shall mean Royal Bank America, its successors and permitted assigns.

     "Participant's Share" means the Participant's Participation Share.

     "Participation Certificate" shall mean a certificate in the form of Exhibit "A" hereto that evidences Participant's interest in the Loan.

     "Participation Share" shalt have the meaning set forth in Section 2.1 hereof.

     "Performing" as to the Loan or any other loan held by the Lead Lender, as applicable, shall mean a condition in which no (a) event of default exists under any Loan Document, and (b) event or circumstance or absence of any event or circumstance exists, which with the passage of time, the giving of notice or any other condition, would constitute an event of default under any Loan Document.

     "Property" shall mean, collectively, the Real Property and Improvements.

     "Purchase Price" shall have the meaning set forth in Section 6.1.

          "Real Property" shall mean, collectively, those certain parcels of real property located in Douglas County, Colorado as more particularly described in the Mortgage.

          "Substitution Loan" shall have the meaning set forth in Section 2.3 hereof.

          "Substitution Right" shall have the meaning set forth in Section 2.3 hereof.

                                   ARTICLE II
                                 PARTICIPATION


      2.1.   Purchase of Participation.

                 (a) The respective participation shares of the Lenders under this Participation Agreement shall be as follows:

Lender                   Participation Share      pro rata share
------                   -------------------      --------------
Lead Lender                  $ 1,300,000               7.98%
Participant                  $15,000,000              92.02%

The dollar amount of each Lender's participation assumes full disbursement of the principal amount of the Loan, shall hereinafter be referred to as its "Participation Share," and shall be adjusted in amount from time to time as the Lenders make advances or accept payments on the Loan. The proportion which each Lender's Participation Share bears to the total principal amount of the Loan shall be referred to as its "pro rata" share.

                 (b) In consideration for the payment by Participant of its Participation Share to Lead Lender, Lead Lender hereby grants and assigns to Participant, and Participant hereby purchases and accepts from Lead Lender, (i) the undivided pro rata percent interest set forth in subsection (a) above next to Participant's name in the Loan, (ii) a right to all interest collected on the Loan not in excess of the amount of interest accrued and outstanding on the Participant's Share from time to time at a rate of ten percent (10%) per annum, and (iii) a pro rata share of any other rights and obligations of Lead Lender under or in connection with the Note and the other Loan Documents subject to the limitations and order of distributions set forth in Section 3.1.

                 (c) On the date hereof, Participant is delivering or has delivered to Lead Lender in immediately available funds Participant's pro rata share of the proceeds of the Loan being advanced by Lead Lender on the date hereof. Lead Lender shall execute and deliver to Participant a Participation Certificate evidencing Participant's purchase of such pro rata share. If the Loan provides for future advances, five (5) calendar days prior to each subsequent advance of the proceeds of the Loan, Lead Lender will provide Participant with a copy of the Borrower's application for such advance together with an acknowledgment that the work and/or materials in place have been inspected by Lead Lender's inspector as required by the Loan Documents. The inspection report that evidences the work or materials in place covered by such advance will be provided to Participant within five (5) Business Days following the date of such advance. No later than 12:00 p.m. on the date such advance is to be made, Participant shall deliver to Lead

Lender in immediately available funds Participant's pro rata share of such advance. Lead Lender shall execute and deliver to Participant a Participation Certificate evidencing Participant's purchase of its pro rata share of each additional advance.

          (d) Lead Lender hereby agrees to execute and deliver any and all documents required by law or requested by Participant, on even date herewith or at any time that this Agreement is in effect if requested by Participant after the execution date of this Agreement, to further evidence this Agreement and Participant's rights hereunder, including but not limited to an Assignment of Deed of Trust reflecting Participant's pro rata share and an endorsement to the Note Secured by Deed of Trust (the "Additional Loan Documents").

     Section 2.2. Third Party Beneficiaries. Lead Lender and Participant agree that the provisions of this Agreement shall inure to the benefit of the parties hereto only and not to any third parties except as otherwise expressly provided herein.

     Section 2.3.  Performance of Loan. If the Loan becomes Non-Performing:

          (a) Participant shall have the right (the "Substitution Right"), in its sole discretion, to require the substitution in full of its interest in the Loan with a participation interest in any Performing loan or loans in the loan portfolio of the Lead Lender (individually or collectively, the "Substitution Loan") in a participation amount equal to the amount of the Participant's Share outstanding. In connection with the Substitution Right, Lead Lender shall provide Participant access, within two (2) business days of Participant's request, to Lead Lender's loan portfolio and any documents requested by Participant in connection with its review of loans.

          (b) To the extent that (i) Participant does not elect to exercise its Substitution Right pursuant to subsection (a) above, and (ii) Lead Lender's pro rata share of the Loan is less than fifty percent (50%), Lead Lender shall, immediately upon request of Participant, purchase (in accordance with the formula for Purchase Price set forth in Section 6.1) a portion of Participant's Share outstanding under the Loan such that after such purchase Lead Lender holds at least a fifty percent (50%) pro rata share of the total remaining principal due under the loan.

          (c) If Participant, in its sole discretion, chooses to exercise its Substitution Right pursuant to subsection (a) above, Lead Lender shall enter into a new participation agreement with Participant substantially in the form of this Agreement and take all steps necessary thereunder to effectuate the Participant's participation in the Substitution Loan. Upon such effective substitution the rights and responsibilities of the parties hereunder shall terminate as to the Loan.

          (d) Lead Lender shall at all times, until such time that Participant no longer retains any interest in the Loan, continue to exercise its rights and remedies under the Loan Documents regarding the Loan subject to Lead Lender's rights, duties and limitations contained in this Agreement and the Loan Documents.

                                  ARTICLE III
                    DISTRIBUTION OF PAYMENTS; REIMBURSEMENT

     Section 3.1. Distribution of Payments. All Collections shall be distributed by Lead Lender in the order of priority set forth below.

          (a) Prior to the date on which the Loan becomes Non-Performing, the Lead Lender shall distribute each Collection, other than any Lead Lender Fee (each of which shall be distributed directly to the Lead Lender), in the following order of priority, to the extent available:

               (i) first, to each Lender, any costs or expenses of such Lender entitled to reimbursement (provided that if such Collection is not sufficient to reimburse all such expenses, then to each Lender in proportion to such expenses outstanding);

               (ii) second, to the Participant, an amount equal to interest accrued (and not previously paid to the Participant) on the Participant's Share at a rate to ten percent (10%) per annum;

               (iii) third, to the Lead Lender, an amount equal to interest accrued (and not previously paid) on the Loan, to the extent in excess of the amount paid to Participant pursuant to (ii) above; and

               (iv) fourth, to each Lender, its pro rata share of any remaining amounts for application against their Participation Shares.

          (b) Notwithstanding anything set forth above, if on any date the Loan becomes Non-Performing, Lead Lender shall, immediately upon receipt, transfer to Participant all Collections thereafter made in connection with the Loan for application to payment in full in cash of all of its Participation Share, interest thereon, and all other amounts due to Participant hereunder, from such date and until the earlier of the date that:

               (i) the Participant has received payment in full in cash of (A) all its Participation Share, (B) interest thereon, accrued at the rate of ten percent (10%) per annum, (C) all reimbursable expenses of the Participant, and
(D) any other amounts due Participant hereunder, or

               (ii) such Non-Performing Loan has been replaced, in accordance with Section 2.3(a) hereof, by a Performing Substitution Loan.

Following such payment in full or replacement this Agreement shall terminate, together with the Participant's interest in any rights and obligations under the

Loan and the Loan Documents (other than any rights to indemnification which specifically survive).

     Section 3.2. Interest in Loan Documents.

     (a) Subject to Section 2.1(b), Participant shall, without the necessity of any written instrument of assignment or other document, become vested with an undivided equitable ownership interest (equal to its pro rata share) in (i) the Note and other Loan Documents, and (ii) the other rights and claims of Lead Lender with respect to the Loan. The respective interests of Lead Lender and Participant in the Loan Documents and the other rights and claims of Lead Lender under the Loan Documents with respect to the Loan shall be of equal priority with one another, subject to the provisions of Sections 2.1(b) and 3.1. If Lead Lender intends to acquire an ownership interest in any of the property given as security for the Note, including the Property, due to the foreclosure or other realization of any security interest in or lien granted by any of the Loan Documents, Lead Lender shall, prior to such acquisition, enter into an agreement with Participant stating, inter alia, that Lead Lender holds title solely as nominee of Participant and Lead Lender or, at Participant's sole option, form an entity owned by the Lenders (the "Ownership Entity") which shall acquire title. Participant shall have an undivided interest in such ownership interest equal to its pro rata share, whether title is held by the Ownership Entity or Lead Lender as nominee.

     (b) All documents executed and delivered in connection with the Loan shall be held by Lead Lender for the benefit of Lead Lender and Participant. Lead Lender is authorized to retain the Note and the other Loan Documents and Additional Loan Documents in Lead Lender's own name (provided, however, that the Participant's interest in the Loan Documents shall be duly noted in Lead Lender's loan files and Lead Lender shall have complied with, and shall continue to comply with the requirements outlined in Section 2.1 (d)) and to deal with parties other than Participant with respect to the servicing and administration of the Loan as though an absolute owner of the Note and the other Loan Documents. Notwithstanding the foregoing, Participant, or any authorized agents or representatives of Participant, shall have the right, at Participant's expense and at any reasonable time during normal business hours, to request and have access to and examine any and all books, records and documents relating to the Loan or relating to any matters covered by this Agreement. In addition, Lead Lender shall deliver promptly to Participant copies of written information which it receives from Borrower in satisfaction of the reporting requirements of Borrower under the loan Documents. Any person, firm or corporation may deal with Lead Lender concerning the Loan in the same manner as if Participant's Share were not outstanding and Lead Lender were the sole owner of the Loan. Lead Lender may perform and of its obligations hereunder by or through its agents, employees or attorneys.

     Section 3.3. Sharing of Payments Etc. If either Lender shall receive any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any obligation of Borrower in connection with the Loan, such Lender shall pay over to the other Lender any such portion of such payment necessary to effectuate the distribution rights provided in
Section 3.1.

     Section 3.4. Excess Interest. Notwithstanding any provisions contained in the Loan Documents, neither Lead Lender nor Participant shall ever be entitled to receive, collect or apply, as interest on the Loan, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event either Lender ever receives, collects, or applies as interest any such excess, such amount which would be excess interest shall be applied to the reduction of the unpaid principal balance of the Loan and, if the Loan is paid in full, any remaining excess shall forthwith be paid to Borrower.


                                   ARTICLE IV
                                  LEAD LENDER

     Section 4.1  Collections by Lead Lender.

          (a) Lead Lender shall have the right to collect from Borrower all installments of principal and interest due and owing on the Loan, together with fees, premiums and any and all other amounts due on or in connection with the Loan, as more fully set forth in the Note and other Loan Documents.

          (b) Lead Lender agrees that all amounts received by it from or on behalf of Borrower in connection with the payment of interest, principal or other amounts due under the Note and other Loan Documents shall be held by Lead Lender on behalf of itself and Participant for disbursement in accordance with this Participation Agreement.

     Section 4.2  Timing of Payments.

          (a) Whenever Lead Lender receives, from or on behalf of Borrower or anyone else, a payment of principal, interest or any other amount in connection with the Loan with respect to any of which Participant is entitled to receive a share, Lead Lender shall promptly pay to Participant via wire transfer of federal funds within such time period after Lead Lender's receipt of the same as Lead Lender customarily funds its participation relationships, but in no event later than three (3) Business Days following receipt by Lead Lender of any such payment, in lawful money of the United States of America, the amount due Participant as determined pursuant to this Participation Agreement. Lead Lender shall not be required to remit to Participant any amount not actually collected by Lead Lender, whether or not the Loan is then in default.

          (b) If all or part of any such payment to Lead Lender is rescinded or must otherwise be returned for any reason and if Lead Lender has paid to Participant its pro rata share thereof, Participant shall, within three (3) Business Days after receiving written notice from Lead Lender, pay to Lead Lender an amount equal to that portion of the amount which had previously been paid to such Participant and which now was rescinded or which now must be returned by Lead Lender.

     Section 4.3. Powers Granted to Lead Lender. Participant hereby appoints Lead Lender as an independent contractor (and not as an agent, employee or fiduciary, except as otherwise specifically stated herein) to act on behalf of Participant in the normal course of making, servicing and administering the Loan, subject to the limitations contained in this Participation Agreement, if any: (a) to negotiate, control, manage and service the Loan; (b) to enforce the Note and the other Loan Documents; (c) to give consents, approvals or waivers in connection with the Note and the other Loan Documents; (d) to agree to any amendments or modifications of the Note and the other Loan Documents; (e) to acquire additional security for the Loan; (f) to take or refrain from taking any action and make any determination provided for herein or in the Note and the other Loan Documents; and (g) to exercise all such powers incidental to the foregoing.

          Section 4.4. Limitation on Lead Lender's Actions. Lead Lender shall not, without the prior written consent of Participant:

                    (a) consent to or accept any cancellation or termination of the Note or any of the other Loan Documents or agree to any transfer or termination of any instrument now or hereafter assigned to it as security for the Loan except in accordance with the terms of the Loan Documents;

                    (b) extend the maturity date of the Loan or the date of any interest payment thereunder, except as may be provided in the Note;

                    (c) reduce the interest rate payable under the Note or otherwise reduce the amount of any payment of principal or interest due thereunder except as specifically provided in the Note;

                    (d) release, either partially or fully, any collateral given as security for the Loan, or any party liable on a guaranty or any surety including any obligor under any performance bond, or materially amend any guaranty, except as specifically provided in the Loan Documents;

                    (e) refrain from enforcing the Note and the other Loan Documents once an event of default has occurred thereunder and has continued beyond the expiration of applicable notice and/or grace periods set forth therein; or

                    (f) increase the amount of the Loan or Participant's obligations pursuant to the Note or any other Loan Document.

          Section 4.5. Breach by Lender. In the event that Lead Lender:

                    (a) shall breach the terms of this Agreement and shall fail to cure such default within sixty (60) days after written notice from Participant to Lead Lender;

                    (b) shall make an assignment for the benefit of creditors;

                    (c) shall admit in writing its inability to pay its debts as they become due;

                    (d) shall file a voluntary petition for an arrangement or reorganization pursuant to the Federal Bankruptcy Code or any similar law now or hereafter existing ("Bankruptcy Proceeding");

                    (e) shall become "insolvent" as defined in the Federal Bankruptcy Code;

     (f) shall file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a vacation or stay of any involuntary Bankruptcy Proceeding within one hundred twenty (120) days after the institution of the same;

     (g) shall be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding;

     (h) shall have a custodian, trustee, or receiver appointed for, or have any court take jurisdiction over, its property or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee or receiver shall not be discharged or such jurisdiction not be relinquished, vacated, or stayed within one hundred twenty (120) days; or

     (i) shall be dissolved, wound up, or fail to maintain its existence other than pursuant to a plan of consolidation or merger into, with, or as part of, Lead Lender's affiliates, or any entity currently owning Lead Lender or an affiliate thereof, pursuant to the acquisition by another of the majority of the assets of Lead Lender or Lead Lender's acquisition of a majority of the assets of another; or

     (j) any material representation or warranty by Lead Lender hereunder shall be false or misstated;

     Then, in such event, upon the written demand of Participant, Lead Lender shall turn over to, and shall assign, endorse, and transfer the Loan to the Participant, and if Lead Lender retains a Participation Interest in the Loan, shall become solely a participant with the rights of a Participant and with no right or obligation to administer the Loan.

     Section 4.6. Retention of Counsel. In the event of actual or threatened litigation affecting the Loan or the security for the Loan with respect to which litigation Lead Lender is of the opinion that the services of an attorney should be retained for the mutual protection of the interests of Lead Lender and Participant, Lead Lender may employ counsel to represent Lead Lender and the interests of Participant with Participant's prior consent, unless employment of the same is an emergency, in which event Lead Lender will attempt to obtain Participant's prior consent but will be entitled to employ such counsel whether or not Participant has given Lead Lender its consent. Lead Lender shall seek to cause Borrower to pay the fees and expenses of such counsel in accordance with the terms and conditions of the Loan Documents, but if Borrower fails to pay such fees and expenses, Participant and Lead Lender shall pay their pro rata share thereof. If Lead Lender later receives reimbursement therefor from Borrower, Lead Lender shall return to Participant its pro rata share of the amount so repaid, without interest, unless such amount is received by Lead Lender with interest, in which case Participant would also receive its pro rata share of the amount of interest. Participant shall not have the right in connection with the same litigation to retain other counsel, except at the sole cost and expense of Participant. In the event of litigation by and between Lead Lender and Participant arising out of this Participation Agreement, Lead Lender and Participant shall each bear its own costs in retaining counsel for the same.

          Section 4.7. Default. Upon the occurrences of a default under any of the Loan Documents, the Lender which first acquires knowledge thereof shall, within five (5) Business Days of acquiring such knowledge, notify the other of the existence and nature thereof, but failure to give any such notice shall not result in any liability nor affect the duties and obligations of either Lender.

          Section 4.8. Reliance on Lead Lender. Neither Lead Lender nor any of its directors, officers, shareholders, members, managers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Participation Agreement, the Note or the other Loan Documents; provided, however, that Lead Lender shall be liable to Participant for failure to administer the Loan with the same care as it would exercise if it were administering the Loan for its own account in the absence of participants. Without limiting the generality of the foregoing, Lead Lender:
(a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts; and (b) shall incur no liability under or in respect of this Participation Agreement, the Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 4.9. Lead Lender and Affiliates. Lead Lender and its affiliates may accept deposits from, lend money to, act as trustee under indentures of trust of, and generally engage in any kind of business with Borrower, either Guarantor and any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization or joint venture who may do business with Borrower or either Guarantor without any duty to account therefor to Participant.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

          Section 5.1. Mutual Representations and Warranties. Lead Lender and Participant represent and warrant to one another that their entering into this Participation Agreement and their purchase or sale, as the case may be, of their pro rata share of the Loan and the Loan Documents are in accordance with all applicable laws, rules and regulations.

          Section 5.2. Representations and Warranties by Lead Lender. Lead Lender hereby represents and warrants to Participant as follows:

               (a) It is the legal owner of the Loan, and has not heretofore sold or transferred or otherwise disposed of the interest in the Loan conveyed to Participant pursuant hereto, and has no obligation to so sell or transfer such interest in the Loan to anyone except Participant as herein provided;

               (b) It has in its dominion, possession and control each of the Loan Documents;

                    (c) It has the right, power and authority to sell to Participant its Participation Share;

                    (d) It has provided to Participant true and correct copies of all of the Loan Documents and any other material agreements between Lead Lender and Borrower relating to the Loan and all financial statements concerning Borrower as was provided by Borrower to Lead Lender; and

                    (e) It closed the Loan in accordance with the underwriting approvals obtained from Lead Lender's loan committee or committees.

                    (f) It has not granted any other participation interest in the Loan which contains either a substitution or a repurchase right similar to that set forth in Section 2.3 or a first loss provision similar to that set forth in Section 3.1(b).

          Section 5.3.   Representations and Warranties by Participant.

                    (a)  Participant represents and warrants to Lead Lender that
(i) it is aware of and is able to bear the economic risks involved in its entering into this Participation Agreement and its purchase of its Participation Share in the Note and other Loan Documents and does not anticipate the occurrence of any event which would alter such ability; and (ii) it has had adequate opportunity to review and has reviewed all financial and other data and information relating to Borrower as it deems necessary for it to make a determination to enter into this Participation Agreement;

                    (b) Participant hereby acknowledges receipt of copies of the Note, all other Loan Documents and all other documents necessary to make its credit decision, and acknowledges its understanding and acceptance of the terms thereof. Participant further acknowledges that it has, based upon its review of such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision whether to enter into this Participation Agreement, relying upon the Lead Lender only to the extent that Lead Lender has made certain representations and warranties, and assumed certain obligations, as specifically set forth in this Agreement. Participant also acknowledges that it will continue to make its own credit decisions in taking or not taking any action pursuant to this Participation Agreement, independently and without reliance on Lead Lender except as indicated above; and

                    (c) Participant has the right, power and authority to acquire its Participation Share.

          Section 5.4. Disclaimer of Other Representations or Warranties. Lead Lender does not make any representations or warranties with respect to matters not specifically set forth herein, including without limitation, the following matters: (a) the truthfulness and accuracy of any of the representations by Borrower contained in the Loan Documents; (b) the collectability of any amount payable under the Note and the other Loan Documents; (c) the enforceability, sufficiency or value of any rights conferred upon either of the Lenders under any of the Loan Documents or hereunder by way of security or collateral for obligations owed under the Note and the other Loan Documents; or (d) the financial condition of Borrower or Guarantor(s).

     Section 5.5. Indemnification. Lead Lender and Participant agree to indemnify each other in accordance with their respective pro rata shares of the Loan (to the extent not reimbursed by Borrower) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lead Lender or Participant in any way relating to or arising out of the Note or any other Loan Document, or any action taken or omitted to be taken by Lead Lender or Participant under the Note or any other Loan Document; provided, however, that the indemnifying party shall not be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the other party's willful misconduct or gross negligence, nor shall Participant be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Lead Lender's failure to administer the Loan with the same care as it would exercise if it were administering the Loan for its own account in the absence of participants. The obligations of Lead Lender and Participant under this Section shall survive the termination of this Participation Agreement, the payment of the Note, the Loan and the payment of all other obligations of Borrower under the Loan Documents.

                                   ARTICLE VI
                        PURCHASE OF PARTICIPANT'S SHARE

     Section 6.1. Purchase Upon Request for Consent. In the event that Participant notifies Lead Lender that it will not give its consent to any of the proposed actions to be taken by Lead Lender described in Section 4.4 above or that it will not give its consent and approval for the services of the attorney chosen by Lead Lender pursuant to Section 4.5 above, Lead Lender shall have the option (but not the obligation) to purchase or cause to be purchased, Participant's pro rata share of the Loan within thirty (30) Business Days after notifying Participant in writing of Lead Lender's intent to exercise such option. Any such purchase shall be at a price equal to Participant's pro rata share of the then outstanding principal balance of the Loan plus accrued interest as of the date of purchase plus the Participant's pro rata share of any other monies paid by Borrower to Lead Lender pursuant to the Loan Documents and not yet distributed pursuant to the terms of this Agreement, plus the Participant's pro rata share of any other advances authorized by the Loan Documents (e.g. payment of real estate taxes) and actually made by Lead Lender and Participant, through the date of purchase (the "Purchase Price").

     Section 6.2. Purchase in the Event of Participant's Default. In the event Participant fails or refuses to make any payment required to be made to Lead Lender under this Agreement, including, without limitation, its pro rata share of any Loan advance, then, in addition to any of its rights at law or in equity, Lead Lender shall be entitled, but in no event shall have the obligation to (a) fund Participant's pro rata share of any such payment and offset Purchaser's pro rata share of any payments to be made by Lead Lender to Purchaser hereunder and/or (b) purchase or cause to be purchased Participant's pro rata share of the Loan within thirty (30) Business Days after notifying Participant in writing of Lead Lender's intent to exercise such purchase option. Any such purchase shall be for the Purchase Price.

     Section 6.3.  Consummation of Purchase. Any purchase pursuant to Section
6.1 or Section 6.2 above shall occur on a date selected by Lead Lender as specified in its notice as required thereby. The applicable Purchase Price shall be paid on such date in immediately available funds and, concurrently therewith, Participant shall execute and deliver to Lead Lender documents assigning its pro rata share to the other Lender. Each Lender agrees to be responsible for any expenses incurred by or on behalf of it, including, without limitation, legal fees and recording costs, in connection with the aforesaid purchase.

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.1. Transfer. Participant agrees not to sell, assign, transfer, subparticipate or otherwise divide its Participation Share or any of its rights in this Participation Agreement, except upon prior written notice to and consent of Lead Lender. Lead Lender may sell other participations in the Note and other Loan Documents without the consent of Participant so long as a result of such sale, assignment or transfer (in whole or in part); (i) Lead Lender shall remain Lead Lender under this Participation Agreement and retain control of the administration of the Loan and all powers granted to Lead Lender under Section
4.3 hereof; (ii) Lead Lender shall not grant another participant an interest in the Loan or in any loan collateral which would be prior or superior to the rights of the Participant regarding the distribution and application of payment; and (iii) Participant's distribution rights pursuant to Section 3.1 shall not be adversely affected.

     Section 7.2. Notices. Unless otherwise specified herein, all notices and other communications provided for hereunder (each a "Notice" and collectively, "Notices") shall be in writing and shall be given (a) by hand, (b) by United States registered or certified mail, postage prepaid, return receipt requested,
(c) by overnight courier service guaranteeing next business day delivery, or (d) via telecopier or facsimile transmission to the facsimile number listed below, followed by delivery by United States first class mail, addressed to the party for whom intended as follows:

          Lead Lender:
          Vestin Fund I, LLC, Vestin Fund II, LLC and Vestin Fund III, LLC c/o Vestin Mortgage, Inc.
          2901 El Camino Avenue
          Las Vegas, NV 89102
          Attn: Daniel B. Stubbs, Sr. V.P.
          Phone: (702) 227-0965
          Fax: (702) 921-5590

          Participant:
          Royal Bank America
          732 Montgomery Avenue
          Narberth, PA 19072
          Attn: Joseph P. Campbell, President
          Phone: (610) 668-4700
          Fax: (610) 668-1185

     Either party may designate by Notice given to the other party a new address to which Notices hereunder shall thereafter be sent. All Notices hereunder shall be deemed to have been delivered (i) upon actual receipt or refusal by the party to whom intended, )ii) three (3) days after deposit thereof at any main or branch United States post office if sent in accordance with (b) above, (iii) upon deposit thereof with an overnight courier service in accordance with (c) above, or (iv) upon actual receipt or confirmation of receipt if transmitted in accordance with (d) above.

          Section 7.3. Governing Law. This Participation Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

          Section 7.4. Severability of Provisions. The invalidity or unenforceability of any term or provision of this Participation Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, which shall remain in full force and effect.

          Section 7.5. Entire Agreement. This Participation Agreement constitutes the entire agreement between the parties as of the date hereof with respect to the subject matter hereof and may not be amended or terminated orally. No modification hereof shall be valid unless in writing and signed on behalf of Lead Lender and Participant by duly authorized officers thereof. All previous agreements between the parties hereto with respect to the subject matter hereof, whether written or oral, are superseded by this Participation Agreement and are hereby rendered null and void and of no effect.

          Section 7.6. Participation An Undivided Sale. Except as limited by the terms and conditions of this Participation Agreement, it is the intent and purpose of the parties hereto that this Participation Agreement represents a sale of an undivided interest in the Loan and the Loan Documents (as such interest is set forth herein), and the rights, benefits and obligations arising therefrom. This Participation Agreement shall not be deemed to represent a pledge of any interest in the Loan or a loan between Lead Lender and Participant.

          Section 7.7. Counterparts. This Participation Agreement may be executed in any number of counterparts with each of such counterparts for all purposes deemed to be an original; and all such counterparts shall together constitute but one and the same Participation Agreement by each party in counterpart, each executed part together representing the entire agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Participation Agreement to be executed by having its duly authorized officer sign below.


VESTIN FUND I, LLC,                     ROYAL BANK AMERICA
a Nevada limited liability company

By: VESTIN MORTGAGE, INC.,              By: /s/
a Nevada corporation, its Manager           -----------------------------------
                                            Name:
                                            Title: Executive Vice President
     By:  /s/ Daniel B. Stubbs
          -------------------------
          Name:  Daniel B. Stubbs           /s/ George McDonough
          Title: Senior V.P.                -----------------------------------
                                            George McDonough
                                            Vice President
VESTIN FUND II, LLC,
a Nevada limited liability company

By: VESTIN MORTGAGE, INC.,
a Nevada corporation, its Manager


     By:  /s/ Daniel B. Stubbs
          -------------------------
          Name:  Daniel B. Stubbs
          Title: Senior V.P.


VESTIN FUND III, LLC,
a Nevada limited liability company

By: VESTIN MORTGAGE, INC.,
a Nevada corporation, its Manager


     By:  /s/ Daniel B. Stubbs
          -------------------------
          Name:  Daniel B. Stubbs
          Title: Senior V.P.

                                   EXHIBIT A

                                    FORM OF
                           PARTICIPATION CERTIFICATE

     This Participation Certificate is delivered pursuant to the Participation Agreement dated May ___, 2004 by and between Vestin Fund I, LLC, a Nevada limited liability company, Vestin Fund II, LLC, a Nevada limited liability company, Vestin Fund III, LLC, a Nevada limited liability company and Royal Bank America (the "Participation Agreement") to evidence payment by the named Participant of its pro rata share in the Loan. The terms and conditions of the participation evidenced hereby are set forth in the Participation Agreement. All capitalized terms used herein shall have the same meanings as set forth in the Participation Agreement.

NAME OF PARTICIPANT:                               Royal Bank America

DATE OF LOAN CLOSING:                              March 15, 2004

PRINCIPAL AMOUNT OF LOAN:                          $16,300,000.00

AMOUNT OF PARTICIPANT'S SHARE:                     $15,000,000

PARTICIPANT'S PRO RATA SHARE:                      92.02%


                                          VESTIN FUND I, LLC,
                                          a Nevada limited liability company

                                          By: VESTIN MORTGAGE, INC.,
                                          a Nevada corporation, its Manager

                                               By: /s/ Daniel B. Stubbs
                                                   -------------------------
                                                   Name:  Daniel B. Stubbs
                                                   Title: Senior V.P.


                                          VESTIN FUND II, LLC,
                                          a Nevada limited liability company

                                          By: VESTIN MORTGAGE, INC.,
                                          a Nevada corporation, its Manager

                                               By: /s/ Daniel B. Stubbs
                                                   -------------------------
                                                   Name:  Daniel B. Stubbs
                                                   Title: Senior V.P.


                                          VESTIN FUND III, LLC,
                                          a Nevada limited liability company

                                          By: VESTIN MORTGAGE, INC.,
                                          a Nevada corporation, its Manager

                                               By: /s/ Daniel B. Stubbs
                                                   -------------------------
                                                   Name:  Daniel B. Stubbs
                                                   Title: Senior V.P.